Exhibit 10.8

ASSIGNMENT AND ASSUMPTION AGREEMENT

dated as of December 31, 2013
between

BLACKROCK ASSET MANAGEMENT INTERNATIONAL INC.

and

iSHARES® DELAWARE TRUST SPONSOR LLC

TABLE OF CONTENTS

i

ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of December 31, 2013 (the "Agreement")

BETWEEN

(1) BLACKROCK ASSET MANAGEMENT INTERNATIONAL INC., a company incorporated in the State of Delaware and formerly known as Barclays Global Investors International Inc. ("BAMI"); and

(2) iSHARES® DELAWARE TRUST SPONSOR LLC, a limited liability company organized under the laws of the State of Delaware ("iDTS").

WHEREAS

(A)

In its capacity as the sponsor of the iShares® S&P GSCI™ Commodity-Indexed Trust, a Delaware statutory trust (the "Trust"), BAMI has executed and entered into, or is an express third-party beneficiary of, each of the agreements listed on Schedule A attached hereto (each, as amended and in effect on the date hereof, a "Trust Contract");

(B)

In its capacity as the manager of the iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC, a Delaware limited liability company (the "Investing Pool"), BAMI has executed and entered into, or is an express third-party beneficiary of, each of the agreements listed on Schedule A attached hereto (each, as amended and in effect on the date hereof, an "Investing Pool Contract");

(C)

In connection with an internal reallocation of functions within the BlackRock Group (a family of corporate and other legal entities ultimately controlled by BlackRock, Inc., a Delaware corporation), BAMI wishes to cease acting as the sponsor of the Trust and manager of the Investing Pool, and iDTS wishes to become the sponsor of the Trust and manager of the Investing Pool; and

(D)

In furtherance of the reallocation referred to above, BAMI wishes to assign all of its rights and delegate the performance of all of its obligations under each of the Trust Contracts and the Investing Pool Contracts (collectively, the "Assigned Contracts" and each, an "Assigned Contract"), together with all of its shares in the Trust and membership interests in the Investing Pool (collectively, the "Assigned Interests") to iDTS, and iDTS wishes to acquire such rights from BAMI and assume responsibility for the performance of such obligations in lieu of BAMI.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intended to be legally bound, have agreed as follows:

ARTICLE I

ASSIGNMENT OF RIGHTS; DELEGATION OF DUTIES Section

Section 1.01     Assignment, Delegation and Assumption

Subject to the conditions set forth in Section 2.01 hereof, with effect with respect to the Trust, the Investing Pool, the related Assigned Contracts and the related Assigned Interests from and after the respective Effective Date (as defined in such Section 2.01):

(a)     BAMI hereby irrevocably assigns, transfers and conveys to iDTS all of the rights, claims, entitlements and causes of action arising in its favor under the Assigned Interests and each Assigned Contract, and iDTS hereby irrevocably accepts such assignment, transfer and conveyance; and

(b)     BAMI hereby irrevocably delegates to iDTS the performance of all of the obligations, compliance with all of the covenants and the discharge of all of the duties and liabilities to which BAMI is subject under or pursuant to the provisions of each Assigned Contract, and iDTS hereby accepts such delegation and assumes full responsibility for the performance of such obligations, the compliance with such covenants and the discharge of such duties and liabilities, in each case in compliance with the provisions of the relevant Assigned Contract; provided, that iDTS assumes no responsibility for the performance of any obligations or the discharge of any duties and liabilities of BAMI arising under any Assigned Contract prior to its respective Effective Date.

Section 1.02     No Impairment

Nothing in this Agreement shall have the effect of discharging any obligations or liabilities of BAMI arising under any Assigned Contract prior to its Effective Date, or shall impair the ability of any person, in its capacity as a party to, or beneficiary of, an Assigned Contract, or otherwise, to enforce against BAMI any obligations or liabilities or to pursue any remedies that such person may have against BAMI as a result of BAMI's acts or omissions prior to the respective Effective Date.

ARTICLE II

CONDITIONS PRECEDENT

Section 2.01     Effectiveness

This Agreement will become effective with respect to the Trust, the Investing Pool, the related Assigned Contracts and the related Assigned Interests on the date on which all of the following conditions precedent shall have been satisfied (such date, the "Effective Date" with respect to such Trust and such Assigned Contracts):

(a)     Each party to the Assigned Contracts listed in Part I of Schedule A (in the case of the Trust) or in Schedule B (in the case of the Investing Pool), other than BAMI, shall have consented to the assignment of such Assigned Contracts to iDTS;

(b)     With respect to the Trust, BlackRock Institutional Trust Company, N.A. shall have consented to the assignment of the Assigned Contracts listed in Part II of Schedule A to iDTS; and

(c)     A registration statement under the Securities Act of 1933, as amended, (the "Securities Act") shall have been filed with the United States Securities and Exchange Commission by iDTS in its capacity as the sponsor of the Trust and such registration statement shall have become effective under the Securities Act and the rules thereunder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES Section

Section 3.01     Representations and Warranties of iDTS

As of the date hereof, iDTS hereby expressly represents and warrants to BAMI, for the benefit of BAMI and each of the other parties to the Assigned Contracts, as follows:

(a)     Organization. iDTS is a limited liability company organized and existing under the laws of the State of Delaware and has all requisite power and authority to execute, deliver and perform this Agreement, and to undertake and discharge the duties and responsibilities delegated to it hereunder, in each case pursuant to and as provided in each Assigned Contract.

(b)     No Breach, Etc. Neither the execution, delivery and performance by iDTS of this Agreement nor the consummation of the transactions contemplated hereby or by the Assigned Contracts does or will violate or conflict with any provision of iDTS's organizational documents or any provision of any existing law, regulation, administrative order or judgment of any court applicable to iDTS.

(c)     Consents, Approvals, Etc. No authorization, consent, license or approval of, or other action by, or notice to or filing with, any governmental body or any other person is required for the due authorization, execution, delivery, or performance by iDTS of this Agreement or the consummation of the transactions contemplated by this Agreement and the Assigned Contracts.

(d)     No conflict. The execution and delivery of this Agreement, and the performance by iDTS of its obligations hereunder and, on and after each Effective Date, under the Assigned Contracts, do not and will not result in any breach of, violate or constitute a default under, any indenture, agreement or instrument to which iDTS is a party or by which it is bound.

(e)     Execution and Delivery. This Agreement has been duly executed and delivered by iDTS and it is, and on and after each Effective Date each of the related Assigned Contracts will be, the legal, valid and binding obligation of iDTS enforceable against iDTS in accordance with its terms, except as enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

ARTICLE IV

MISCELLANEOUS

Section 4.01     Effect of Headings and Table of Contents

The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 4.02     Severability

In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.03     Governing Law

This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

Section 4.04     Counterparts

This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, we have set our hands as of the date first written above.

BlackRock Asset Management International Inc. By: _______________________________________ Name: Title: By: _______________________________________ Name: Title:	iShares® Delaware Trust Sponsor LLC By: _______________________________________ Name: Title: By: _______________________________________ Name: Title:

SCHEDULE A

TRUST CONTRACTS

PART I.

1.

Second Amended and Restated Trust Agreement for the iShares® S&P GSCI™ Commodity-Indexed Trust, dated as of March 1, 2013, by and among BlackRock Asset Management International Inc., BlackRock Institutional Trust Company, N.A. and Wilmington Trust Company.

2.

Master Services Agreement, dated as of April 21, 2011, between State Street Bank and Trust Company and, inter alia, the iShares® S&P GSCI™ Commodity-Indexed Trust, together with all related service modules and participation agreements applicable to the iShares® S&P GSCI™ Commodity-Indexed Trust.

PART II.

1.

Authorized Participant Agreement dated as of February 20, 2013, among J.P. Morgan Securities LLC, BlackRock Institutional Trust Company, N.A., as trustee for the iShares® S&P GSCI™ Commodity-Indexed Trust, and BlackRock Asset Management International Inc.

2.

Authorized Participant Agreement dated as of February 12, 2013, among Goldman, Sachs & Co., BlackRock Institutional Trust Company, N.A., as trustee for the iShares® S&P GSCI™ Commodity-Indexed Trust, and BlackRock Asset Management International Inc.

3.

Authorized Participant Agreement dated as of February 25, 2013, among Merrill Lynch Professional Clearing Corp., BlackRock Institutional Trust Company, N.A., as trustee for the iShares® S&P GSCI™ Commodity-Indexed Trust, and BlackRock Asset Management International Inc.

4.

Authorized Participant Agreement dated as of February 13, 2013, among UBS Securities LLC, BlackRock Institutional Trust Company, N.A., as trustee for the iShares® S&P GSCI™ Commodity-Indexed Trust, and BlackRock Asset Management International Inc.

Sch. A-1

SCHEDULE B

INVESTING POOL CONTRACTS

1.

Amended and Restated Limited Liability Company Agreement of the iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC, dated as of March 1, 2013, among the iShares® S&P GSCI™ Commodity-Indexed Trust and BlackRock Asset Management International Inc.

2.

Amended and Restated Investment Advisory Agreement, dated as of March 1, 2013, between BlackRock Fund Advisors and BlackRock Asset Management International Inc., as manager of the iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC.

3.

Master Services Agreement, dated as of April 21, 2011, between State Street Bank and Trust Company and, inter alia, the iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC, together with all related service modules and participation agreements applicable to the iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC.

Sch. B-1